EXHIBIT 10.15                                                    NETWORK SERVICE
COMSTAR                                                                AGREEMENT



Thank you for doing business with Comstar Communications, Inc. (us or we). We are committed to providing you with the highest quality Network Services (Services). If, at any time, you have questions or problems, or are not completely satisfied, please let us know. Our goal is to do our very best for you.

This Comstar Network Services Agreement (Agreement) covers the following major Service we may provide to you:

     (a)  Internet Access;

     (b)  Connectivity Services;

     (c)  Equipment Rental;

     (d)  Standard Colocation; and

     (e)  Dedicated Server Colocation.

ACCEPTANCE

By signing below, you acknowledge your review and acceptance of the terms and conditions contained in this document or any applicable Service Addenda. This Agreement can only be modified in a written document executed by both parties. Any attempts to make modifications to these terms and conditions are void, and will not be enforceable. Our entire agreement consists of this Agreement, an accepted Service Quote, our corporate Acceptable Use Policy, and any applicable Service Addenda. In the event of a conflict between any of these documents, the terms and conditions of the applicable Addendum shall prevail.

Accepted By:
/s/ Curtis Robinson
Customer Signature

1-31-2000
Date

Curtis Robinson
Customer Name

VP of OPPS
Title

Globaletutor
Company

RATES

The rates that we charge for Services are as specified in the accepted Sales Quote. That document also specifies the length of the term of the Agreement between us.

If you terminate a contract before the end of the agreed upon term, you will be required to pay seventy-five percent (75%) of the remaining value of this Agreement. In addition, if we provide Services via a third-party, you will be charged all costs we incur for such early termination with our service provider.

UPGRADES

If you upgrade your current Services before the end of the agreed upon term, no early termination penalty will be charged. You will be required to purchase the upgrade under a new term commitment with a minimum of twelve (12) months and early termination penalties apply to the upgraded Services as stated in the Rates section of this Agreement.

PAYMENT

You will be billed on a cycle billing period. Your first bill will include all non-recurring charges, charges for the first full month of Service, and the pro-rated amount for Services provided during the month of installation. You agree to pay all charges within thirty (30) days of the date of our invoice to you. You shall pay us interest on overdue payments at the rate of one and one-half percent (1-1/2%) or the maximum-rate allowable by law, whichever is greater. If you do not pay an invoice within thirty (30) days, we reserve the right to disconnect Services. If your check is returned by your bank, you will be billed a twenty-five dollar ($25) return check fee.

We reserve the right to bill you retroactively for any Services for which we previously had not billed, provided such retroactive billing occurs within one year after the Service is provided.

You also agree to pay all applicable taxes resulting from any transaction under this Agreement. This does not include taxes based on our net income.

     - Customer will be Invoice on the last weekly billing cycle of each month for the term of the contract

USE OF FACILITIES AND EQUIPMENT

Along with the Services, we may rent to you Standard Comstar-provided Customer Premise Equipment (Standard CPE). The Standard CPE will either be located at our facility or directly on your premises.

Standard CPE only includes equipment manufactured by Comstar-approved vendors. All equipment that you rent from us will be our property, and will be made available for your use only for the term of this Agreement. You have no property rights in the rented equipment. We reserve the right to replace any rented equipment at our expense and with minimal interruption to Services.

If you purchase Colocation services from us, such Services will be provided to you under the terms and conditions of the Colocation Addendum which is hereby incorporated herein.

You agree to: (1) refrain from modifying rented equipment, or authorizing others to do the same; (2) obtain authorization from your landlord, as we may request, in order to protect our rights in the rented equipment; and (3) provide us with sufficient, free, and safe access to your facilities for us to fulfill our obligations including retrieval of rented equipment upon termination or expiration of this Agreement.

USE OF SERVICES

You agree to fully comply with our corporate Acceptable Use Policy ("AUP"), which is attached hereto and hereby made a part of this Agreement. Violation of our corporate AUP by you or any of your customers may result in immediate termination of Services. You agree to independently assess your need for the Services. You also agree to indemnify us and to hold us harmless for any and all claims resulting from any use of the Services that cause damage to us, our other customers, or any third party. This indemnification also extends to any utility company that we may use to provide Services.

LETTERS OF AGENCY

In cases in which you ask us to act as your authorized agent for ordering and coordinating local and long distance access circuits for services outside of this Agreement, you will execute a Letter of Agency.

BANDWIDTH

We do not guarantee bandwidth or port speed for circuits and connections outside of our network.

PATENTS & COPYRIGHT

If a third party claims that equipment we provide to you infringes that party's patent or copyright, we will defend you against that claim at our expense and pay all costs, damages, and attorney's fees that a court finally awards, provided that you: (1) promptly notify us in writing of the claim; and (2) allow us to control, and cooperate with us in, the defense and any related settlement negotiations.

If such a claim is made or appears likely to be made, you agree to permit us to enable you to continue to use the equipment, or to modify it, or replace it with equipment that is at least functionally equivalent.

This is our entire obligation to you regarding any claim of intellectual property right infringement.

TERM RENEWAL

At the end of the Term of this Agreement, this Agreement will automatically continue on a month-to-month basis, at the then current Comstar Service List Price, until the Agreement is terminated by either party giving the other at least 30 days prior written notice of its intent to terminate.

LIMITS ON LIABILITY

Your sole remedy for any failure or non-performance of the Services shall be outlined in the Comstar Service Level Agreement, attached and made part of this Agreement. For any other claim for damages concerning our performance, we are liable only for: (1) payments referred to in our patent and copyright terms described herein; (2) bodily injury, including death, and damage to real property and tangible personal property; and (3) the amount of any other actual loss or damage, up to the lesser of $100,000 or the actual charges (if monthly recurring, 12 months' charges apply) for the Service that is the subject of the claim.

This limit also applies to any of our subcontractors. It is the maximum for which we are collectively responsible.

Under no circumstances are we, the utility companies we use to provide Service, or our subcontractors, liable for any of the following: (1) the content of the information passing over our network; (2) unauthorized access to your transmission facilities or to equipment you own; (3) unauthorized access or damage to, alteration, theft, destruction or loss of, your records or data; (4) economic consequential damages (including lost profits or savings) or incidental damages, even if we are informed of their possibility; (5) claims for damages caused by you, through fault, negligence or failure to perform your responsibilities; (6) claims against you by any other party; or (7) any act or omission of any other party furnishing services and/or products, or the installation and/or removal of any and all equipment supplies by any other service provider.

WARRANTIES

For each Service, we warrant that we perform it in a competent manner.

WE DO NOT WARRANT UNINTERRUPTED OPERATION OF THE SERVICE AND SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED, INCLUDING THE WARRANTIES OF TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

WE WILL NOT BE LIABLE TO EACH OTHER FOR ANY CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES WITH RESPECT TO ANY CLAIMS REGARDING THE SERVICES TO BE PROVIDED HEREUNDER.

CREDIT

Your execution of this Agreement signifies your acceptance of our initial and continuing credit approval procedures and policies. We reserve the right to withhold initiation or full implementation of Service until we are satisfied with our initial credit review and approval. We may require a security deposit before Services are provided.

If there is a material adverse change in your creditworthiness we may: (1) interrupt Service; (2) deny requests for additional Services; or (3) require a deposit.

TRANSFER AND ASSIGNMENT

You may not sell, assign or transfer any of your rights or obligations under this Agreement without our prior written consent. We reserve the right to transfer Services we provide to you via a third-party network to Comstar-based facilities at any time during the term of this Agreement.

FORCE MAJEURE

We are not responsible for performing our obligations when they are delayed or hindered by war, riots, embargoes, strikes or Acts of God.

GOVERNING LAW

This Agreement shall be governed by the laws of the State of Georgia.

SEVERABILITY

If any terms of this Agreement are held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining terms will not be in any way affected.

NOTICES

Notice to either party shall be delivered by first-class, pre-paid US mail to the respective address.

For Comstar:
         Comstar Communications, Inc.
         2812 Spring Road
         Suite 200 Atlanta, GA 30339 Attention:

For Customer:
         Globaletutor
           Company Name
         3340 Peachtree Road
         Suite 1800
           Address
         Atlanta, Georgia 30326
           City, State, Zip
         Curtis Robinson
           Attention

COMSTAR                          Corporate Acceptable Use Policy Addendum to the
                                                      NETWORK SERVICES AGREEMENT


This document, when executed by you, is incorporated into the Comstar Network Services Agreement. In the event of any conflict between the terms of this Addendum, and the terms of the Comstar Network Services Agreement, the terms of this Addendum shall control. This Addendum, the Comstar Network Services Agreement, an accepted Sales Quote represent the entire agreement between us for the Services described in the Service Addendum(s).

Accepted By:
/s/ Curtis Robinson
Customer Signature

1-31-2000
Date

Curtis Robinson
Customer Name

Director of IT
Title

Globaletutor.com, Inc.
Company

INTRODUCTION

Our Internet Access Service (Service) provides high-speed dedicated Internet connectivity. We have certain legal and ethical responsibilities regarding the use of its computer network and equipment involved in these services.

System abuse is strictly prohibited. We may terminate your Service immediately and may bill you for any resulting charges if you, your employees or contractor(s) engage in system abuse.

This Acceptable Use Policy Addendum was created to help you understand our definition of system abuse. The examples listed here is not exclusive of all possible actions that may be deemed as abuse. You are asked only to use your best judgement.

ABUSE OF SERVICE

Actions which constitute system abuse include, but are not limited to:

Utilizing any service in the commission of a crime;

Attempting to circumvent user authentication of any host, network, or account on our systems or the Internet at large ("cracking");

Attempting in any way to interfere with or deny service to any user or any host on the Internet;

Forging Email or USENET header information to conceal your identity as the author, conceal the origination address of the Email, or conceal the host from which the Email was originated;

Sending of unsolicited mail messages, either commercial or non-commercial ("junk mail");

Forwarding or multiple posting of chain letters of any type;

Posting of inappropriate messages to USENET newsgroups e.g., posting large numbers of unsolicited Email indiscriminately ("spamming");

Attempt to cancel, supersede, or otherwise interfere with Email or USENET posts other than one's own; and

Engaging in harassment whether through language, frequency, or size of messages.

This Acceptable Use Policy is subject to revision at anytime that we determine a change is necessary. We will inform you of those changes by whatever means we deem most effective. It is your responsibility to ensure that the use of our network conforms to the policies currently in effect.

COOPERATION WITH LAW ENFORCEMENT

We will cooperate with Law Enforcement officials by providing whatever information they require, so long as they present authorization from a United States Court that has jurisdiction over the territory and subject matter that they are seeking.

COMSTAR                                                  SERVICE LEVEL AGREEMENT

Thank you for doing business with Comstar Communications, Inc. (us or we). We are committed to providing you with the highest quality Network Services (Services). If, at any time, you have questions or problems, or are not completely satisfied, please let us know. Our goal is to do our very best for you.

This Comstar Network Services Agreement (Agreement) covers the following major Service we may provide to you:

     (a)  Internet Access;

     (b)  Connectivity Services;

     (c)  Equipment Rental;

     (d)  Standard Colocation; and

     (e)  Dedicated Server Colocation.

ACCEPTANCE

By signing below, you acknowledge your review and acceptance of the terms and conditions contained in this document or any applicable Service Addenda. This Agreement can only be modified in a written document executed by both parties. Any attempts to make modifications to these terms and conditions are void, and will not be enforceable. Our entire agreement consists of the Network Services Agreement, an accepted Service Quote, our corporate Acceptable Use Policy, this Service Level Agreement, the Colocation Service Addendum with attached Colocation Schedule, the Internet Access Service Addendum and the Nexchange Addendum. In the event of a conflict between any of these documents, the terms and conditions of the applicable Addendum shall prevail.

Comstar.net agrees to allow customer to move equipment from colocation space in data center anytime during 12 month contract. However, customer agrees to purchase local loop and move Full T1 to said customer location. Customer agrees to the full term of contract for internet bandwith.

Accepted By:
/s/ Curtis Robinson
Customer Signature

1-31-2000
Date

Curtis Robinson
Customer Name

Director IT
Title

Globaletutor

Company

NETWORK AVAILABILITY GUARANTEE

This Service Level Agreement (SLA) is to provide you with Internet access 100% of the time. You will be credited one day for each hour we fail to meet this Network Availability Guarantee up to the maximum of your monthly fee for the Service suffering interruption.

If we fail to sustain higher than 99.9% availability for 2 consecutive months for the facilities and network contracted for usage by you under this agreement, it will constitute unacceptable network/facilities availability and entitle you to terminate this agreement without further penalty. If we fail to sustain higher than 99% uptime within any 30-day period for the facilities and network contracted for usage by you under this agreement, it will constitute unacceptable network/facilities availability and entitle you to terminate this agreement without further penalty.

Said guarantee does not apply if the network is unavailable due to (a) our standard network maintenance, (b) your applications, equipment, or facilities,
(c) acts or omissions by you, your supplier, or any use or user of the Service you authorize, or (d) reasons of catastrophic network outages beyond our reasonable control.

NETWORK LATENCY GUARANTEE

Comstar's Backbone Latency Guarantee is average round-trip transmissions of 100 milliseconds or less between our designated transit backbone routers ("Hub Routers"). If we fails to meet the Backbone Latency Guarantee, your account will be credited for the pro-rated charges for one day of our monthly fee for service to you with respect to which this Guarantee has not been met. No credits will be made if failure to meet the Backbone Latency Guarantee is attributable to reasons beyond our reasonable control.

Failure to meet the above state latency metrics at least 99.9% of the time for two consecutive months constitutes unacceptable network performance and entitles you to terminate this agreement without further penalty or any additional payment requirement. Failure to meet the above state latency metrics at least 99% of the time for any 30-day period constitutes unacceptable network performance and entitles you to terminate this agreement without further penalty or any additional payment requirement.

INSTALLATION GUARANTEE

Our Circuit Install Guarantee is to have installation of the telephone company circuit and activation of a Comstar port completed within 20 business days for 56K leased line services, 40 business days for fractional T1 services. Services above T1 will be installed within the scheduled installation date provided in writing by a Comstar Sales Manager. These dates shall be counted from the date we receive your fully executed copy of this entire agreement, completed customer contact information form credit application. The Circuit Install Guarantee is not available if installation delay is attributable to your equipment or facilities or acts or omissions by you, your employees or agents, you not passing our credit check, or reasons beyond our reasonable control.

If we determine in our reasonable commercial judgement that we have failed to meet this Circuit

Installation Guarantee, your account shall be credited 50% of our Installation fee for the service with respect to which this Guarantee has not been met.

GENERAL

Our terms and conditions apply to the provision of the Services and the Service Levels herein outlined, including but without prejudice to the generality of the foregoing any clauses relating to Improper Use and Limitation of liability.

The regular Scheduled Maintenance Period is the 3-hour period from 3 am to 6 am every day, in the local time zone, for the network concerned.

We reserve the right to carry out emergency maintenance work at any time on the network, or at our Points of Presence, giving the Customer as much warning as is reasonably possible. Any period of time for which connections are unavailable during scheduled or emergency maintenance will be included in calculations of network availability.

For Comstar:
         Comstar.net, Inc.
         2812 Spring Road
         Suite 210
         Atlanta, GA 30339
         Attention

For Customer:
         Globaletutor.com, Inc.
           Company Name
         3340 Peachtree Road
         Suite 1800
           Address
         Atlanta, Georgia 30326
           City, State, Zip
         Curtis Robinson
           Attention

COMSTAR                                                          SALES QUOTATION
                                              Comstar Communications Corporation
                             2812 Spring Road, Suite 200, Atlanta, Georgia 30339
                              telephone: 1.800.4comstar, facsimile: 770.485.6100

Service Address
Company       Globaletutor.com Inc.
Address       3340 Peachtree Road
              Suite 1800
City          Atlanta           State   GA       ZIP      30326
Contact       Curtis Robbinson                   Email stable1@bellsouth.net
Phone         678-522-1055                       Fax

         Quote No.         36556.56913
         Issue Date        31-Jan-00
         Valid Until       01-Mar-00
         Sales ID          ohl
         Sales Rep         Oliver LebLANC
         Telephone         770.485.6030
         Referral ID

Non-Recurring Installation Fees
Qty      Svc-ID     Description                            Discount      Taxable    Price      Amount
1,000    COLOHC     Colocation, 3.5' x 19" Cabinet           0.0%          No      1,000.00   1,000.00
1,000    LLT1P      Leased Line, T1 (Promo                   0.0%          No

                                                                               Subtotal       1,000.00
                                                                         Term Discounts              -
                                                                       Applicable Sales              -
                                                                Total Installation Fees       1,000.00

Recurring Monthly Fees
Qty      Svc-ID     Description                            Term     Discount     Price       Amount
1,000    COLOHC     Colocation, 3.5' x 19" Cabinet          12        0.0%        445.00        445.00
1,000    LLT1P      Leased Line, T1 (Promo                  12        0.0%      1,250.00      1,250.00

                                                                               Subtotal       1,695.00
                                                                         Term Discounts              -
                                                                       Applicable Sales              -
                                                           Total Monthly Recurring Fees       1,695.00

Accepted By Customer                /s/ Curtis Robinson                1-31-2000
                                    Customer's Authorization           Date

NOTE: Term is show in number of months.